Exhibit 10.10

AMENDMENT NO. 1

to

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT OF REALTY CAPITAL SECURITIES, LLC

between

RCS CAPITAL HOLDINGS, LLC,

and

RCAP HOLDINGS, LLC,

Dated as of May 7, 2014

AMENDMENT NO. 1 TO THE THIRD AMENDED AND RESTATED LIMITED

LIABILITY COMPANY AGREEMENT OF REALTY CAPITAL SECURITIES, LLC

This Amendment No. 1, dated as of May 7, 2014 (this “Amendment”), to the Third Amended and Restated Limited Liability Company Agreement of Realty Capital Securities, LLC (the “Company”), dated as of February 11, 2014 (the “Agreement”), is made and entered into between RCS CAPITAL HOLDINGS, LLC, a Delaware limited liability company (“Holdco”), and RCAP HOLDINGS, LLC, a Delaware limited liability company (“RCAP Holdings”).

All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement

RECITALS

WHEREAS, on August 29, 2007, the Company (f/k/a American Realty Capital Securities, LLC) was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act by the filing of its Certificate of Formation with the Secretary of State of the State of Delaware;

WHEREAS, such Certificate of Formation was amended to change of the Company to “Realty Capital Securities, LLC” by the filing of a certificate of amendment thereto on September 20, 2007;

WHEREAS, a Limited Liability Company Agreement of the Company was entered into and was subsequently amended and restated in its entirety by the Limited Liability Company Agreement on March 17, 2008;

WHEREAS, a Second Amended and Restated Limited Liability Company Agreement of the Company was entered into on June 10, 2013 by RCS Capital Corporation, a Delaware corporation (“PubCo”), and RCAP Holdings, in connection with the consummation of the initial public offering shares of shares of the Class A common stock, par value $0.001 per share, of PubCo;

WHEREAS, a Third Amended and Restated Limited Liability Company Agreement of the Company was entered into on February 11, 2014 (the “Existing Agreement”) by Holdco and RCAP Holdings in connection with a plan to restructure the ownership of PubCo and raise additional capital, and in connection with such plan PubCo and RCS Capital Management, LLC, a Delaware limited liability company (“RCSCM”) entered into a Contribution Agreement pursuant to which PubCo and RCSCM, on the terms and subject to the conditions set forth therein, contributed, among other things, their respective rights, title and interests in the limited liability company interests of the Company to Holdco in consideration for limited liability company interests of Holdco; and

WHEREAS, the Members desire to enter into this Amendment to formalize its compliance with the rules promulgated by the Financial Industry Regulatory Authority (“Membership and Registration Rules”);

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein the Members agree to amend the Existing Agreement as follows:

1.	Definitions. All capitalized undefined terms used in this Amendment shall have the meanings ascribed thereto in the Agreement, as amended hereby.

2.	Amendments.

2.1.	Article 7 of the Agreement is hereby modified and amended by:

2.1.1.	Adding the following new Section 7.05:

“Compliance with FINRA and NASD Rules. Any individual who participates in the day to day management of the Company shall be properly registered and qualified in accordance with Membership and Registration Rules 1020-1060.”

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the undersigned Members have duly executed this Agreement as of the date first written above.

RCS CAPITAL HOLDINGS, LLC
By: RCS Capital Corporation, its sole member

By:	/s/ Brian D. Jones
Name: Brian D. Jones
Title: Chief Financial Officer and
Assistant Secretary

RCAP HOLDINGS, LLC

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Manager